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                                                               EXHIBIT 10.205.1

                        EMPLOYMENT SEPARATION AGREEMENT

         This EMPLOYMENT SEPARATION AGREEMENT made as of this 24th day of November, 1999, (this "Agreement") by and between Paxson Communications Corporation, with its principal place of business at 601 Clearwater Park Road, West Palm Beach, Florida 33401-6233, and its subsidiaries, divisions and affiliated entities (collectively, "Paxson") and John F. DeLorenzo, an individual, currently residing at the address set forth under such individual's signature below (collectively including any entity to which he may assign his rights under this Agreement or his estate, "DeLorenzo" and collectively with Paxson referred to herein as the "Parties").

         WHEREAS, Paxson and DeLorenzo are parties to that certain Employment Agreement dated as of April 14, 1999 (the "Employment Agreement"); and

         WHEREAS, Paxson and DeLorenzo desire to end DeLorenzo's employment relationship with Paxson on or before December 31, 1999, in accordance with the terms of this Agreement and provide for a settlement and termination of their respective obligations under the Employment Agreement.

         NOW THEREFORE, for value received and in consideration of the mutual agreements and waivers contained herein, the Parties agree as follows:

1. SEPARATION. DeLorenzo agrees that his employment with Paxson will end on or before December 31, 1999; provided however, that in the event the Company elects to employ DeLorenzo past December 15, 1999, it shall provide written notice to DeLorenzo on or before December 3, 1999, in which case DeLorenzo shall be entitled to his regular compensation and benefits through December 31, 1999 (in addition to any other severance compensation provided for herein), notwithstanding the fact that his employment with the Company may terminate before December 31, 1999. If no such written notice is received by DeLorenzo on or before December 3, 1999, his employment hereunder shall terminate as of December 15, 1999. The date of DeLorenzo's employment ending, which date shall be on or before December 31, 1999, shall be referred to herein as the "Termination Date". DeLorenzo agrees that on the Termination Date he will immediately return to Paxson all property (including keys, access cards, etc.) and documents (including all copies of documents) which DeLorenzo obtained from Paxson or from any of its customers or employees during the term of his employment with Paxson.


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2.       OBLIGATIONS OF THE PARTIES. In full settlement of Paxson's obligations to DeLorenzo under the Employment Agreement and in consideration of the agreements and waivers under Sections 3 and 4 hereof, Paxson and DeLorenzo agree as follows:

         1. Paxson shall continue to pay DeLorenzo his current base salary and benefits through the Termination Date, or if such date is not during the month of November, 1999, then the Company shall continue to pay DeLorenzo such base salary and benefits through December 31, 1999, regardless of the actual Termination Date, such payments to be made in the manner customary to which Paxson has been making payments to DeLorenzo during the course of his employment. DeLorenzo shall be paid any accrued and unpaid or reimbursed salary or expenses through the Termination Date.

         2. Paxson shall pay DeLorenzo a severance payment in lieu of any other severance under the Employment Agreement (other than the stock options provided for herein) (but exclusive of any amounts payable to DeLorenzo as contemplated by Section 1) equal to six (6) months of his base salary in effect as of the Termination Date. Such severance payment shall to be paid in the manner customary to which Paxson has been making salary payments to DeLorenzo during the course of his employment but in any event the entire amount of severance shall be paid in full on or before March 31, 2000.

         3. Paxson and DeLorenzo hereby agree that, (i) effective on the Termination Date, DeLorenzo shall automatically be vested in 60,000 of the 180,000 unvested stock options granted under the Employment Agreement, which options have an exercise price of $7.25 per share; (ii) effective upon the expiration of the Age Discrimination Waiver Effective Date, DeLorenzo shall, automatically and without any further action required by Paxson or DeLorenzo, be vested in an additional 10,000 of such 180,000 unvested stock options granted under the Employment Agreement which options have an exercise price of $7.25 per share, and (iii) effective upon the Termination Date, 110,000 of such 180,000 unvested stock options granted under the Employment Agreement shall lapse and no longer be eligible for vesting to DeLorenzo. Concurrently with the execution hereof, the Company and DeLorenzo shall enter into a Stock Option Grant Agreement substantially in the form of Exhibit C hereto, and an Addendum and Modification to Non-Qualified Stock Option Agreement incorporating the changes to the stock option grant to reflect the revised terms of the stock options described herein. The Company and DeLorenzo acknowledge that the stock options shall be exercisable for a 180 day period commencing on the Termination Date, if such date occurs during the Company's "trading window" for senior executives, or the date on which the next trading window opens for senior executives, in each case as notified by the Company to DeLorenzo, and that DeLorenzo would be subject to SEC Rule 144 filing requirements for the period commencing 90 days after the Termination Date.

         4. Each of the parties agree that, the Employment Agreement shall be terminated and of no further force and effect on and after the Termination Date, except that, notwithstanding the foregoing, DeLorenzo's right to indemnification as an officer and/or director of the Company, under the terms of any agreement between Paxson and DeLorenzo, the


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                  organizational documents of Paxson or applicable law, shall continue and survive hereunder to the same extent as if DeLorenzo remained an officer or director of the Company.

         5. DeLorenzo hereby agrees to execute and distribute the Resignation Letter attached hereto as Exhibit A.

3. WAIVER AND RELEASE BY PAXSON. Paxson agrees that, in exchange for DeLorenzo's performance of its obligations under the Agreement, Paxson hereby completely and irrevocably releases and forever discharges DeLorenzo from any and all claims, charges, complaints, liabilities, obligations, promises, agreements, controversies, damages, suits, rights, demands, actions, causes of action, grievances, costs, losses, debts, expenses (including attorneys fees and costs)of any kind or nature that Paxson once had or now has or may have prior to the Termination Date whether or not arising out of the employment or separation of employment with DeLorenzo, and whether now known or unknown to Paxson suspected or unsuspected, fixed or contingent, existing or occurring as of the date this Agreement becomes effective. Paxson further agrees that it will not bring any such charges, claims or actions against DeLorenzo in the future arising from events occurring prior to the Termination Date hereof.

4. WAIVER AND RELEASE BY DELORENZO. DeLorenzo agrees that, in exchange for Paxson's performance of its obligations under the Agreement:

         1. DeLorenzo's release/waiver of claims. DeLorenzo (on his own behalf and on behalf of his heirs or personal representatives or any other person who may be entitled to make a claim on DeLorenzo's behalf or through him) hereby completely releases and discharges Paxson from any and all claims, charges, actions and causes of action of any kind or nature that DeLorenzo once had or now has whether arising out of his employment or separation of employment with Paxson, and whether such claims are now known or unknown to DeLorenzo; provided, however, nothing herein shall limit DeLorenzo's right to indemnification as an officer and/or director of the Company.

         2. DeLorenzo's release of all claims. Paxson and DeLorenzo realize that there are many laws and regulations relating to employment relationships, including Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Americans with Disabilities Act of 1990; the National Labor Relations Act, as amended; the Civil Rights Act of 1866, as amended; the Employee Retirement and Income Security Act; and various state constitution provisions and human rights laws as well as the laws of contract and tort. DELORENZO INTENDS BY SIGNING THIS AGREEMENT TO RELEASE ANY AND ALL OTHER RIGHTS AND CLAIMS THAT HE MAY HAVE AGAINST PAXSON UNDER ALL SUCH LAWS OR REGULATIONS.

         3. Waiver of Age Discrimination Claims. Notwithstanding anything to the contrary contained herein, DeLorenzo's waiver and release under the Age Discrimination in Employment Act of 1967, shall only be effected as follows:


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                  (1)      DeLorenzo shall deliver to Paxson a fully executed
                           waiver letter substantially in the form of Exhibit B annexed hereto (the "Age Discrimination Waiver Letter") no sooner than 21 days after the date hereof and no later than 25 days after the date hereof.

                  (2) The Age Discrimination Waiver Letter shall be revocable by DeLorenzo for seven days (the "Revocation Period") following his delivery thereof to Paxson in accordance with Section 4c(i) hereof and such revocation shall be made by DeLorenzo by sending a written letter of revocation by certified mail, return receipt requested, to Anthony L. Morrison, General Counsel, _ Paxson Communications Corporation, 601 Clearwater Park Road, West Palm Beach, Florida 33401.

                  (3) If DeLorenzo does not revoke the Age Discrimination Waiver Letter in accordance with the terms of
                           Section 4c(ii) hereof on or before the expiration of the Revocation Period, then the Age Discrimination Waiver Letter shall, automatically and without any further act by DeLorenzo, become final and binding upon DeLorenzo and Paxson on the first day succeeding the expiration of the Revocation Period (such date referred to herein as the "Age Discrimination Waiver Effective Date"). In delivering the Age Discrimination Waiver Letter, it is the express intent of DeLorenzo to waive his rights under, and in accordance with the requirements of, the Age Discrimination in Employment Act of 1967 and that in the event of any failure or ineffectiveness of such waiver, Paxson shall not have received the benefits intended to be conferred upon it by DeLorenzo in exchange for the benefits conferred by Paxson to DeLorenzo under
                           Section 2 hereof. Accordingly, DeLorenzo agrees that in the event the Age Discrimination Waiver Letter is deemed ineffective or unenforceable arising out of any action or inaction by DeLorenzo, then the Age Discrimination Waiver Effective Date shall be deemed not to have occurred and the benefits conferred upon DeLorenzo under Section 2 hereof shall be forfeited and, in addition to any other remedies Paxson may have at law or in equity with respect thereto, Paxson may, in order to effect such forfeiture, reduce the number of vested but unexercised options held by DeLorenzo at the time of any such forfeiture.

5.       INFORMED, VOLUNTARY SIGNATURE.

         1. DeLorenzo and Paxson each agree that he or it has had a full and fair opportunity to review this Agreement and signs it knowingly, voluntarily, and without duress or coercion. Further, in executing this agreement, DeLorenzo and Paxson each agree that he or it has not relied on any representation or statement not set forth in this document.


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         2.       DeLorenzo and Paxson each agree that he or it was given a copy of the Agreement and, before signing it, he had an opportunity to consult an attorney of his own choosing, in fact, he did consult with his own attorney before signing it.

         3. This Agreement shall not become effective and the agreements of the parties hereto shall not be enforceable in accordance with the terms hereof until each Party has signed and delivered to the other Party a fully executed copy of this Agreement.

6. NO ADMISSION. The parties agree that this Agreement does not constitute any admission by DeLorenzo or by Paxson of any (i) violation of any statute, law, regulation, order or other applicable authority, or (ii) breach of contract, actual or implied.

7. CONFIDENTIALITY. The Parties agree that they will not at any time or in any manner talk about, write about, disclose or otherwise publicize (except by mutual consent, not to be unreasonably withheld or as required by applicable law): (a) the terms or existence of this Agreement or its negotiation, execution or implementation; or (b) Paxson's proprietary and trade secret information. Each of the Company and DeLorenzo agree not to make any disparaging statements about the other after the date hereof.

8.       MISCELLANEOUS.

         1. This agreement shall be interpreted and enforced in accordance with the laws of the United States of America and the State of Florida.

         2. This Agreement and its attachments represent the sole and entire agreement between the Parties and supersedes any and all prior agreements, negotiations and discussions between the parties and/or their respective counsel with respect to the subject matters covered in this Agreement.

         3. Each party will bear its own attorneys' fees and costs incurred in connection with DeLorenzo's separation from Paxson.

         4. In the event any of the Paxson contact persons identified in this Agreement are not available contact shall be made directly to Lowell W. Paxson. DeLorenzo acknowledges and agrees that contacts with Paxson representatives other than as provided for herein shall be ineffective and shall not be deemed, constructive or actual notice of any kind.

         5. If one or more paragraph(s) of this Agreement are ruled invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Agreement, which shall remain in full force and effect.

         6. As used in this agreement, the term "Paxson" shall mean Paxson Communications Corporation as well as its subsidiaries, divisions, and affiliated organizations as well as


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                  their respective successors and assigns together with their directors, officers, employees, agents, attorneys, representatives, shareholders and their respective heirs and personal representatives.

         7. This agreement may not be modified orally but only by a writing signed by both parties to this Agreement.

         8. Any dispute regarding this Agreement shall be decided by arbitration by a single arbitrator in West Palm Beach, Florida, in accordance with the Expedited Arbitration Rules of the American Arbitration Association then obtaining unless the parties mutually agree otherwise; and, provided further, that both parties will be entitled to all rights of discovery in connection with such arbitration, including, without limitation, all discovery rights described in the Florida Rules of Civil Procedure. This undertaking to arbitrate shall be specifically enforceable. The decision rendered by the arbitrator will be final and judgement may be entered upon it in accordance with appropriate laws in any court having jurisdiction thereof.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties as of the first date written above.



                                          PAXSON COMMUNICATIONS CORPORATION



                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------



                                          JOHN F. DELORENZO
                                          735 North Lake Way
                                          Palm Beach, Florida  33480